Exhibit 23.1


               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statements (Form S-8 Nos. 333-45456 and 333-63626) pertaining to the Virage, Inc. 1995 Stock Option Plan, 1997 Stock Option Plan, 2000 Employee Stock Purchase Plan and the 2001 Nonstatutory Stock Option Plan of our report dated April 12, 2002, with respect to the consolidated financial statements and schedule of Virage, Inc. included in its Annual Report (Form 10-K) for the year ended March 31, 2002.

                                                           /s/ Ernst & Young LLP

San Jose, California
June 12, 2002

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